Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNITED ESYSTEMS, INC. AND NETCOM DATA SOUTHERN CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007

		United eSystems, Inc.		Netcom Data Southern Corp.		Pro Forma Adjustments		Pro Forma Combined

REVENUES
ACH Processing		$1,087,121	$		$			$1,087,121
Verification Services		64,001						64,001
Commissions		30,651		1,539,741		(335,243)	(a)	1,235,149
Total Revenues		1,181,773		1,539,741		(335,243)		2,386,271

COST OF REVENUES		705,398		537,226		(335,243)	(a)	907,381
Gross Profit		476,375		1,002,515		--		1,478,890

EXPENSES
Operating Expenses
Personnel Costs		126,720						126,720
Travel		17,007		147,276				164,283
Other		120,434		280,363				400,797

Total Operating Expenses		264,161		427,639				691,800

Selling, General and Administrative Expenses
Personnel Costs		87,070		246,562				333,632
Legal and Accounting		48,143		21,627				69,770
Marketing		36,200		39,790				75,990
Other		8,116		177,191		343,000	(b)	528,307
Total Selling, General and Administrative Expenses		179,529		485,170		343,000		664,699

Total Expenses		443,690		912,809		343,000		1,699,499

INCOME FROM OPERATIONS		32,685		89,706		(343,000)		(220,609)

OTHER INCOME (EXPENSE)
Interest Expense		(8,065)				(149,600)	(c)	(157,665)
Other Expense		(14,500)						(14,500)
Loss on Disposal of Assets				(36,916)				(36,916)
Total Other Expense		(22,565)		(36,916)		(149,600)		(209,081)

NET INCOME BEFORE INCOME TAXES		10,120		52,790		(492,600)		(429,690)
INCOME TAX EXPENSE		2,120				--		2,120
NET INCOME		$8,000		$52,790		$(492,600)		$(431,810)
Pro Forma Basic earnings per share	$		$		$			$(.02)
Shares used in Pro Forma Basic earnings per share								26,091,667

The accompanying notes are an integral part of these pro forma financial statements.

UNITED ESYSTEMS, INC. AND NETCOM DATA SOUTHERN CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET JUNE 30, 2008

	United eSystems, Inc.		Netcom Data Southern Corp.		Pro Forma Adjustments		Pro Forma Combined

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$274,463		$63,270		$(320,000)	(d)	$17,733
Restricted Cash	448,868						448,868
Trade Receivables, net	98,127		92,429		(24,380)	(e)	166,176
Escrow Account			31,016				31,016
Due from related parties			21,306				21,306
Prepaid Expenses	17,829						17,829

Total Current Assets	839,287		208,021		(344,380)		702,928

PROPERTY AND EQUIPMENT, NET	52,725		25,345				78,070

OTHER ASSETS
Intangible Asset					3,430,000	(f)	3,430,000
Deposits	80,542						80,542

Total Assets	$972,554		$233,366		$3,085,620		$4,291,540

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
ACH Settlements Payable	$400,780	$		$			$400,780
Notes Payable	70,000						70,000
Accounts Payable and Accrued Liabilities	35,295		100,449		(24,380)	(e)	111,364
Escrow Account Liability			30,780				30,780
Customers’ Deposits	48,087						48,087

Total Current Liabilities	554,162		131,229		(24,380)		661,011

LONG TERM LIABILITIES
Notes Payable					2,720,000	(g)	2,720,000

Total Liabilities	554,162		131,229		2,695,620		3,381,011

STOCKHOLDERS' EQUITY
Common Stock	18,292		500		7,300	(h,i)	26,092
Additional Paid-In Capital	49,440				484,337	(h,i)	533,777
Retained Earnings	350,660		101,637		(101,637)	(i)	350,660

Total Stockholders' Equity	418,392		102,137		390,000		910,529

Total Liabilities and Stockholders' Equity	$972,554		$233,366		$3,085,620		$4,291,540

The accompanying notes are an integral part of these pro forma financial statements.

UNITED ESYSTEMS, INC. AND NETCOM DATA SOUTHERN CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2008

		United eSystems, Inc.		Netcom Data Southern Corp.		Pro Forma Adjustments		Pro Forma Combined

Revenues		$575,499		$669,771		$(118,419)	(a)	$1,156,851

Cost of Revenues		303,150		187,886		(118,419)	(a)	372,617

Gross Profit		272,349		481,885		--		754,234

Expenses:
Operating
Personnel Costs		61,392						61,392
Travel		14,214		13,386				27,600
Other		54,384		102,249				156,633

Total Operating Expenses		129,990		115,635				245,625

Selling, General and Administrative
Personnel Costs		35,481		107,782				143,263
Legal and Accounting		35,837		18,680				54,517
Marketing		19,150		43,939				63,089
Consulting		32,500						32,500
Other		4,221		181,084		171,000	(b)	356,305
Total Selling, General and Administrative		127,189		351,485		171,000		649,674

Total Expenses		257,179		467,120		171,000		895,299

Income from Operations		$15,170		$14,765		$(171,000)		$(141,065)

Other Income (Expense)
Interest Expense		(3,536)				(120,650)	(c)	(3,536)

Net Income Before Income Taxes		11,634		14,765		(291,650)		(265,251)

Income Tax Expense		2,514				--		2,514
Net Income		$9,120		$14,765		$(291,650)		$(267,765)
Pro Forma Basic earnings per share	$		$		$			$(.01)
Shares used in Pro Forma Basic earnings per share								26,091,667

The accompanying notes are an integral part of these pro forma financial statements.

UNITED ESYSTEMS, INC. AND NETCOM DATA SOUTHERN CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS JUNE 30, 2008 AND DECEMBER 31, 2007

NOTE A – NATURE OF TRANSACTION

On August 22, 2008, United eSystems, Inc. (“eSystems”, “Company”) entered into a Stock Purchase Agreement (“Agreement”) with Netcom Data Southern Corp. (“NDS”), in which eSystems acquired all of the common stock of NDS.  The transaction was reported on Form 8K on August 28, 2008, and the details of the transaction together with agreement between eSystems and NDS are included therein.

The Company entered into the transaction as means to diversify its electronic payments business.  Prior to the transaction, the majority of the Company’s revenue was derived from providing ACH payment services for business merchants.  Upon completion of the transaction, the Company’s gross revenues are now approximately 45% from its ACH payments business and 55% from credit card merchant processing services which are provided through contracts that NDS has with several banks in the United States.  The Board of Directors and management believe that the acquisition of NDS provides the opportunity to improve operating results and the possibility of creating future value.

Pursuant to the Agreement, the Company acquired all of the outstanding stock of NDS in exchange for $320,000 cash at closing, an unsecured promissory note payable of $2,720,000, and 7,800,000 shares of the Company’s restricted common stock which had an estimated fair value at the date of the acquisition of $.05 per share.  As a result of the transaction, all of the Company’s sales and marketing activities, as well as all of the customer service duties to manage the credit card merchant accounts of NDS will be conducted through NDS, which is now the wholly owned subsidiary of the Company.  A summary of the purchase price is as follows:

Cash paid to stockholder of NDS	$320,000
Promissory note issued to stockholder of NDS	2,720,000
Fair value of 7,800,000 shares of stock issued	390,000

Total purchase price	$3,430,000

The preliminary allocation of the NDS purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed are based on eSystems estimate of fair values and remaining economic lives as of the acquisition date and are summarized below:

Tangible assets acquired and liabilities assumed
Cash	$33,219
Accounts receivable	144,752
Property and equipment	14,503
Accounts payable and other current liabilities	(130,070)

Net tangible assets acquired	62,404

Identifiable intangibles
Customer relationships and contracts	3,367,596

Total purchase price	$3,430,000

The value allocated to customer relationships and contracts created as a result of the acquisition of NDS will be amortized over its estimated useful life of ten years.

NOTE B - BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007, and the six-month period ended June 30, 2008, are presented as if the acquisition by eSystems of NDS had occurred on January 1, 2007.  The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007, were derived from the historical audited statements of operations for the year ended December 31, 2007 for eSystems and NDS.  The accompanying unaudited pro forma condensed combined statements of operations for the six-month period ended June 30, 2008, were derived from eSystems’ historical unaudited statement of operations for the six-month period ended June 30, 2008, and NDS’s unaudited historical statement of operations for the six-month period ended June 30, 2008.

The accompanying unaudited pro forma condensed combined balance sheet at June 30, 2008, is presented as if the acquisition of NDS had occurred on June 30, 2008.  The accompanying unaudited pro forma condensed combined balance sheets were derived from eSystems’ historical unaudited balance sheet as of June 30, 2008, and NDS’s unaudited historical balance sheet as of June 30, 2008.

The unaudited pro forma adjustments related to the purchase price allocation and certain adjustments are preliminary and are based on eSystems’ estimate of fair values and remaining economic lives as of the acquisition date.  The purchase price allocation is subject to revisions within 12 months from the date of acquisition.  Accordingly, these unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma condensed combined financial statements.  Any revisions to the purchase price allocation are not expected to have a material impact on the statement of operations.  The unaudited pro forma adjustments include adjustments related to the amortization of acquired intangible assets.

These Statements should be read in conjunction with the audited and unaudited interim financial statements and related notes for eSystems and NDS contained elsewhere.

NOTE C — UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma adjustments to the unaudited pro forma condensed combined statements of operations and pro forma condensed combined balance sheet have been prepared to reflect the following:

(a)	Transactions occurring between eSystems and NDS during the year ended December 31, 2007 and the six-month period ended June 30, 2008 have been eliminated.

(b)	To record amortization expense based on the fair value of the acquired identifiable intangible asset at the time of the acquisition based on the estimated useful life of 10 years (120 months).

(c)	To record interest expense associated with the note issued to the stockholder of NDS

(d)	To record the cash portion of the acquisition consideration paid to the stockholder of NDS.

(e)	To eliminate the amounts due to and from the entities at June 30, 2008.

(f)
To record the preliminary estimate of fair value of NDS’s identifiable intangible asset.   The pro forma amount differs from the amount shown in Note A as a result of different tangible net asset balances at June 30, 2008 (the date of the unaudited pro forma condensed combined balance sheet) and August 22, 2008 (the date of acquisition).

(g)	To record the note issued to the stockholder of NDS as part of the acquisition.

(h)	To record the impact of the 7,800,000 shares of eSystems stock with an estimated fair value of $.05 per share issued to the stockholder of NDS as part of the acquisition.

(i)	To eliminate the capital structure of NDS, which was extinguished as part of the acquisition.To eliminate the capital structure of NDS, which was extinguished as part of the acquisition.